STATE STREET Fee Schedule for SENTINEL FUND GROUP April 1, 2008

I.	SECURITY CUSTODY

A. Domestic Securities

Asset-Based Fee

.40/100 of 1% (.40 basis points) on assets up to $5 billion .25/100 of 1% (.25 basis points) on assets greater than $5 billion

Transaction Fee, per transaction:
Physical Settlements	$20.00
Book Entry	$ 8.00
Euroc1ear	$ 30.00
Paydown & Interest	$ 6.00
Sweep Account	$50.00 per month used per fund
Federal Funds Wire (income/outgoing)	$5.00
Option Trades	$15.00
3Td Party FX Trades	$75.00
Other transactions not listed above investment	negotiated at time of investment

B.	Foreign Securities

See appendix I for Global Custody Fees

II.	BANK SERVICES
Monthly Maintenance		$17.00
SSCM Cash Reporting		$50.00
SSCM Maintenance		$50.00
SSCM Funds Transaction Maintenance		$75.00
Outgoing Wire Batch Entry		$5.00
SSCM Global Funds Transfer Repetitive Wire		$5.00
SSCM Global Funds Transfer NonRepetitive Wire		$5.00
Manual Wire Transfer Fee		$30.00
Incoming Wire Fee		$5.00
Incoming Wire Repair Fee		$7.00
Checks Paid		$0.13
Reverse POS PAY		$0.02
Partial Recon Maintenance		$50.00
PDP Drafts		$0.25
Debits Processed (IBT)		$1.00
Deposits Processed (IBT)		$1.00

STATE STREET Fee Schedule for SENTINEL FUND GROUP Aprill,2008

ACH Maintenance	$75.00
ACH Originated Debit Item	$0.08
ACH Originated Credit Item	$0.08
ACH Automated Return Item	$0.50
ACH Return Item - Manual	$4.50
ACH Reversal Item	$15.00
ACH Received	$0.15
ACH Files	$15.00
ACH Browser Maintenance	$75.00
Browser Items	$0.25
NSCC Settlement Services	$100.00
Manual Photocopy Request	$10.00
CWS.Net	$11.00
Returns	$1.50
Stop Payment	$10.00

III.	BALANCE CREDITS AND OVERDRAFTS

	A.	State Street will offset fees with balance credits calculated at 75% of the bank credit rate (see below) applied to average custody and transfer agent DDA collected cash balances for the month.

Balance credits can be used to offset fees. Any credits in excess of fees will be carried forward from month to month through the end of the calendar year. For calculation purposes, State Street uses an actual/actual basis.

Note: The bank credit rate is the equivalent to the lesser of:

The average 91-day Treasury Bill discount rate for the month, or

The average Federal funds rate for the month less 50 basis points

	B.	Overdraft Charges

Overdrafts will be calculated at the monthly average Prime rate (as published in the Wall Street Journal) and charged on the monthly average overdraft balance.

STATE STREET Fee Schedule for SENTINEL FUND GROUP April 1, 2008

IV.	NOTES TO THE ABOVE FEE SCHEDULE

	A.	Asset based fees will be billed monthly at 1/12th of the annual stated rate based on monthly average net assets.

	B.	Annual maintenance fees are payable monthly.

	C.	The above schedule does not include out-of-pocket expenses that would be incurred by State Street on the client's behalf. Examples of out-of-pocket expenses include, but are not limited to, microfiche, disaster recovery, document storage, pricing and research services, overnight mailing services, foreign registration and script fees, etc.

	D.	The fees stated above are exclusive of terminal equipment required in the client's location(s) and communication line costs.

	E.	Any fees or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of I % per month until payment of the fees are received by State Street.

	F.	The fees are guaranteed for a two-year period commencing on the effective date.

All changes to the fee schedule will be communicated in writing at least 60 days prior to their effective date.

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	STATE STREET Fee Schedule for SENTINEL
		FUND GROUP April l, 2008

APPENDIX I GLOBAL CUSTODY FEES
	* Holding Charges in			* Holding Charges in Transaction
		Transaction Charges
Country	Basis Points (Annual		Country	Basis Points (Annual	Charges
		(Per Trade)
	Fee)			Fee)	(Per Trade)
Argentina	17	$75	Lithuania	20	$50
Australia	5	$25	Malaysia	10	$50
Austria	5	$25	Mali	75	$150
Bahrain	50	$150	Mauritius	45	$125
Bangladesh	45	$160	Mexico	5	$40
Belgium	5	$25	Morocco	35	$125
Benin	75	$150	Namibia	45	$125
Bermuda	20	$90	Netherlands	5	$25
Bolivia	45	$125	New Zealand	5	$25
Botswana	40	$125	Niger	75	$150
Brazil	30	$65	Nigeria	45	$80
Bulgaria	50	$100	Norway	5	$25
Burkina Fasco	75	$150	Oman	65	$150
Canada	5	$25	Pakistan	45	$150
Cayman Island	45	$75	Palestine	75	$150
Cedel\Clearstream	3	$20	Panama	75	$125
Chile	35	$125	Peru	35	$125
China	35	$125	Philippines	10	$80
Colombia	45	$125	Poland	45	$125
Costa Rica	45	$75	Portugal	10	$100
Croatia	50	$100	Puerto Rico	15	$100
Cyprus	50	$125	Qatar	50	$150
Czech Republic	17	$75	Romania	75	$100
Denmark	5	$25	Russia	41	$250
Ecuador	35	$100	Senegal	75	$150
Egypt	45	$100	Singapore	10	$50
Estonia	50	$50	Slovak Republic	45	$90
Euroclear	3	$25	Slovenia	75	$105
Finland	5	$25	South Africa	5	$25
France	5	$25	South Korea	10	$125
Germany	5	$25	Spain	5	$50
Ghana	35	$100	Sri Lanka	10	$100
Greece	45	$125	Swaziland	50	$200
Guinea-Bissau	75	$150	Sweden	5	$25
Hong Kong	10	$25	Switzerland	5	$25
Hungary	45	$125	Taiwan	25	$100
Iceland	35	$50	Thailand	10	$50
India	30	$175	Togo	75	$150
Indonesia	10	$80	Trinidad & Tobago	40	$100
Ireland	5	$25	Tunisia	45	$125
Israel	35	$70	Turkey	20	$75
Italy	5	$25	Uganda	75	$150
Ivory Coast	75	$150	Ukraine	50	$290
			United Arab
Jamaica	45	$125	Emirates	75	$150
Japan-Fuji	5	$25	United Kingdom	5	$25
Japan-Sumitomo	5	$25	Uruguay	55	$125
Jordan	45	$135	Venezuela	35	$125
Kazakhstan	45	$135	Vietnam	75	$150
Kenya	35	$125	Zambia	35	$110
Latvia	65	$55	Zimbabwe	35	$125
Lebanon	75	$175
NOTE: Any country not listed above will be negotiated at time of Investment.

Out of Pocket Expenses: As incurred (e.g. stamp taxes, registrations costs, script fees, special transportation costs, etc.).